UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2014 (May 16, 2014)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the annual meeting of shareholders of WEX Inc. (the "Company") held on May 16, 2014, the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class III directors for terms expiring at the 2017 annual meeting of shareholders.

Michael E. Dubyak
For: 33,802,565
Against: 1,683,488
Abstain: 8,534
Broker Non-Votes: 1,135,546

Eric Duprat
For: 35,466,334
Against: 19,509
Abstain: 8,744
Broker Non-Votes: 1,135,546

Ronald T. Maheu
For: 35,125,681
Against: 360,162
Abstain: 8,744
Broker Non-Votes: 1,135,546

Rowland T. Moriarty
For: 34,458,619
Against: 1,027,224
Abstain: 8,744
Broker Non-Votes: 1,135,546

Following the 2014 annual meeting, Regina O. Sommer, George L. McTavish and Jack VanWoerkom, having terms expiring in 2015, and Shikhar Ghosh, Kirk Pond and Melissa D. Smith, having terms expiring in 2016, continued in office.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For: 34,646,531
Against: 837,815
Abstain: 10,241
Broker Non-Votes: 1,135,546

3. The appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014 was ratified.

For: 36,221,248
Against: 403,143
Abstain: 5,742

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	May 20, 2014	By:	/s/ Steven A. Elder
Steven A. Elder
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)